FS-1
                           King Street Assurance Ltd.
                            Balance Sheet - Unaudited
                       Pro-Forma - As of December 31, 1999

               Assets

Cash & Cash Equivalents....................................           16,770,500
Investments................................................           41,921,750
Accrued Interest...........................................              205,000
Insurance Premium Receivable...............................              106,250
                                                            --------------------
          Total Assets                                                59,003,500
                                                            ====================

               Liabilities

Accrued Expenses...........................................               22,000
Income Tax Payable.........................................           15,931,000
Unearned Premium Reserves..................................              106,250
Loss and LAE Reserves......................................               22,500
                                                            --------------------
          Total Liabilities                                           16,081,750
                                                            --------------------


               Equity
Capital Stock..............................................              120,000
Additional Paid in Capital.................................           18,385,000
Retained Earnings..........................................           24,416,750
                                                            --------------------
          Total Equity                                                42,921,750
                                                            --------------------

     Total Liabilities & Equity                                       59,003,500
                                                            ====================